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                                                                       EXHIBIT i


             [LETTERHEAD OF BALLARD SPAHR ANDREWS & INGERSOLL, LLP]


                                    October 1, 2001


Short-Term Investments Co.
11 Greenway Plaza, Suite 100
Houston, TX 77046-1173


          Re:  Short-Term Investments Co.
               Registration Statement on Form N-1A
               -----------------------------------

Ladies and Gentlemen:

          We have acted as counsel to Short-Term Investments Co., a corporation organized under the laws of the State of Maryland (the "Company") and registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end, series management investment company.

          This opinion is given in connection with the filing by the Company of Post-Effective Amendment No. 16 to the Registration Statement on Form N-1A under the Securities Act of 1933, as amended, and Amendment No. 17 to such Registration Statement under the 1940 Act (the "Registration Statement") relating to the registration of an indefinite number of shares of common stock, par value $.001 per share (the "Shares"), of the Institutional Class (the "Class") of the Cash Assets Portfolio (the "Portfolio")

          In connection with our giving this opinion, we have examined copies of the Company's charter (the "Charter"), resolutions of the Board of Directors adopted September 28, 2001, and originals or copies, certified or otherwise identified to our satisfaction, of such other documents, corporate records and instruments as we have deemed necessary or advisable for purposes of this opinion. We have also examined the prospectus for the Portfolio, which is included in the Registration Statement, substantially in the form in which it is to become effective (the "Prospectus"). As to various questions of fact material to our opinion, we have relied upon information provided by officers of the Company.

          Based on the foregoing, we are of the opinion that the Shares to be offered for sale pursuant to the Prospectus are, to the extent of the number of Shares of the Class authorized to be issued by the Company in the Charter, duly authorized and, when sold, issued and paid for as described in the Prospectus, will be legally issued, fully paid and nonassessable.

          We express no opinion concerning the laws of any jurisdiction other than the federal law of the United States of America and the Maryland General Corporation Law.
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Short-Term Investments Co.
October 1, 2001
Page 2

          We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name and to the references to our firm under the caption "General Information About the Company - Legal Matters" in the Statement of Additional Information for the Portfolio, which is included in the Registration Statement.


                                    Very truly yours,


                         /s/ BALLARD SPAHR ANDREWS & INGERSOLL, LLP